Exhibit 23.1
                                                       Consent of Moore Stephens

Board Of Directors
Atlantic International Entertainment, Ltd.

            We consent to the incorporation by reference in the registration statement of Atlantic International Entertainment, Ltd. on Form S-8 of our report dated February 6, 1999, on our audits of the consolidated financial statements of Atlantic International Entertainment, Ltd. as of December 31, 1998 and for the two years in the period ended December 31, 1998, which report is included in the Annual Report on Form 10-KSB.



                                        /s/ Moore Stephens, P.C,
                                        ----------------------------------------
                                            MOORE STEPHENS, P.C.
                                            Certified Public Accountants


MOORE STEPHENS
Cranford, New Jersey
August 5, 1999